SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING 2/29/04
FILE NUMBER 811-2674
SERIES NO.: 1

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Investor Shares                $2,224
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class A Shares                 $   10
              Class B Shares                 $    5
              Class C Shares                 $   14
              Class K Shares                 $   38

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Investor Shares                $0.0500
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class A Shares                 $0.0487
              Class B Shares                 $0.0431
              Class C Shares                 $0.0431
              Class K Shares                 $0.0482